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                                 EXHIBIT 5(a)


                        [OPINION OF ALLISON D. GARRETT]

                                 July 31, 1998

Wal-Mart Stores, Inc.
702 S.W. 8th Street
Bentonville, Arkansas  72716

          Re:  Registration Statement on Form S-8 for the Stock
               Incentive Plan of 1998

Ladies and Gentlemen:

          As Senior Corporate Counsel to Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), I have acted on its behalf in connection with the registration under the Securities Act of 1933, as amended, of shares (the "Shares") of the Company's common stock, $.10 par value per share, issuable under the Wal-Mart Stores, Inc. Stock Incentive Plan of 1998 (the "Plan"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about July *, 1998 (the "Registration Statement").

          In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. In all such examinations, I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete and that all documents submitted to me as copies are true and correct copies of the originals thereof. I have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

          Based on the foregoing, I am of the opinion that the Shares will be, if and when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

          This opinion may be filed as an exhibit to the Registration Statement and I also consent to the use of my name in the Registration Statement and the related Prospectus.

                                       Very truly yours,

                                       /s/ Allison D. Garrett
                                       Allison D. Garrett
                                       Senior Corporate Counsel
                                       Wal-Mart Stores, Inc.